CONTACT:  David P. Williams

(513) 762-6901

Chemed Reports First-Quarter 2020 Results

CINCINNATI, April 28, 2020—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2020, versus the comparable prior-year period, as follows:

Consolidated operating results:

•	Revenue increased 11.6% to $516 million
•	GAAP Diluted Earnings-per-Share (EPS) of $3.38, an increase of 25.2%
•	Adjusted Diluted EPS of $3.68, an increase of 26.0%

VITAS segment operating results:

•	Net Patient Revenue of $338 million, an increase of 10.1%
•	Average Daily Census (ADC) of 19,215, an increase of 4.7%
•	Admissions of 18,603, an increase of 4.8%
•	Net Income, excluding certain discrete items, of $42.5 million, an increase of 22.7%
•	Adjusted EBITDA, excluding Medicare Cap, of $60.2 million, an increase of 21.2%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 17.7%, an increase of 167-basis points

Roto-Rooter segment operating results:

•	Revenue of $178 million, an increase of 14.6%
•	Net Income, excluding certain discrete items, of $26.7 million, an increase of 14.3%
•	Adjusted EBITDA of $40.0 million, an increase of 19.5%
•	Adjusted EBITDA margin of 22.5%, an increase of 92-basis points

VITAS

VITAS net revenue was $338 million in the first quarter of 2020, which is an increase of 10.1%, when compared to the prior-year period.  This revenue increase is comprised primarily of a 5.9% increase in days-of-care, a geographically weighted average Medicare reimbursement rate increase of approximately 5.0%, and acuity mix shift which then reduced the Medicare rate increase approximately 90-basis points.  The combination of a decline in Medicare Cap, increase in Medicaid net room and board pass through and other contra revenue activity had minimal impact on overall revenue growth in the quarter.

In the first quarter of 2020, VITAS accrued $2.5 million in Medicare Cap billing limitations.  This compares to the prior-year Medicare Cap billing limitation of $3.4 million.

VITAS currently has 30 Medicare provider numbers.  During the first six months of the fiscal 2020 Medicare Cap year, 23 of these provider numbers have a Medicare Cap cushion of 10% or greater, two provider numbers have a cap cushion between 5% and 10%, two provider numbers have a cap cushion between 0% and 5%, and three provider numbers have an estimated 2020 Medicare Cap billing limitation.

Average revenue per patient per day in the first quarter of 2020 was $198.99, which, including acuity mix shift, is 4.1% above the prior-year period. Reimbursement for routine home care and high acuity care averaged $164.14 and $990.72, respectively.  During the quarter, high acuity days-of-care were 4.2% of total days of care, 21-basis points less than the prior-year quarter.  This 21-basis point mix shift in high acuity days-of-care reduced the increase in average revenue per patient per day from 5.0% to 4.1% in the quarter.

The first quarter 2020 gross margin, excluding Medicare Cap, was 23.8%, which is a 108-basis point margin improvement when compared to the first quarter of 2019.

Selling, general and administrative expense was $22.3 million in the first quarter of 2020, which is an increase of 3.4% compared to the prior-year quarter.  Adjusted EBITDA, excluding Medicare Cap, totaled $60.2 million in the quarter, an increase of 21.2%.  Adjusted EBITDA margin, excluding Medicare Cap, was 17.7% in the quarter, which is a 167-basis point improvement when compared to the prior-year period.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $178 million for the first quarter of 2020, an increase of $22.6 million, or 14.6%, over the prior-year quarter.  On a unit for unit basis, which excludes the Oakland and HSW acquisitions completed in July and September 2019, respectively, Roto-Rooter generated quarterly revenue of $158 million for the first quarter of 2020, an increase of 1.6%, over the prior-year quarter.

Including acquisitions, total commercial revenue increased 20.1%.  This aggregate commercial revenue growth consisted of drain cleaning revenue expanding 25.0%, commercial plumbing and excavation increasing 20.1%, and commercial water restoration declining 4.4%.

Excluding acquisitions, commercial drain cleaning revenue were equal to the prior year, commercial plumbing and excavation declined 4.3%, and commercial water restoration declined 15.5%.  Commercial water restoration represents approximately 10% of total water restoration service revenue.  Overall, commercial revenue excluding acquisitions decreased 3.5%.

Including acquisitions, total residential revenue increased 11.7%.  This aggregate residential revenue growth consisted of residential drain cleaning increasing 18.5%, plumbing and excavation expanding 14.4%, and residential water restoration increasing 1.0%.

Excluding acquisitions, residential drain cleaning increased 4.1%, plumbing and excavation increased 4.4%, and residential water restoration decreased 1.9%.  Overall, residential sales excluding acquisitions increased 2.4%.

Roto-Rooter’s gross margin in the quarter was 48.1%, a 105-basis point increase when compared to the first quarter of 2019.  Adjusted EBITDA in the first quarter of 2020 totaled $40.0 million, an increase of 19.5%.  The Adjusted EBITDA margin in the quarter was 22.5% which is a 92-basis point increase when compared to the prior year.

Chemed Consolidated

As of March 31, 2020, Chemed had total cash and cash equivalents of $29.0 million and long-term debt of $160 million.

In June 2018, Chemed entered into a five-year Amended and Restated Credit Agreement that consists of a $450 million revolving credit facility. The interest rate on this facility has a floating rate that is currently LIBOR plus 100-basis points.  At March 31, 2020, the Company had approximately $252 million of undrawn borrowing capacity under this credit agreement.

During the quarter, the Company repurchased 225,000 shares of Chemed stock for $100.2 million which equates to a cost per share of $445.49.  On March 13, 2020, Chemed’s Board of Directors authorized an additional $250 million for stock repurchase under Chemed’s existing share repurchase program.  As of March 31, 2020, there was approximately $254 million of remaining share repurchase authorization under this plan.

Chemed restarted its share repurchase program in 2007.  Since that time Chemed has repurchased approximately 14.4 million shares, aggregating approximately $1.3 billion at an average share cost of $91.56.  Including dividends over this period, Chemed has returned approximately $1.5 billion to shareholders.

Guidance for 2020

Management anticipates providing updated 2020 earnings guidance in July 2020 as part of the June 30, 2020, earnings press release.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Wednesday, April 29, 2020, to discuss the Company's quarterly results and to provide an update on its business.  The dial-in number for the conference call is (844) 743-2500 for U.S. and Canadian participants and

+1  (661)  378-9533 for international participants.  The Conference ID is 2398574.  A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion.  It can be accessed by dialing (855) 859-2056 for U.S. and Canadian callers and +1 (404) 537-3406 for international callers and will be available for one week following the live call.  The replay Conference ID is 2398574.  An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary.  VITAS provides daily hospice services to approximately 19,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of  qualified nurses,  other healthcare professionals and  licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of  Business by  Segment" or "Risk Factors" in Chemed’s  most recent  report on  form 10-Q  or 10-K and its other filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2020	2019
Service revenues and sales	$515,798	$462,034
Cost of services provided and goods sold	351,745	321,951
Selling, general and administrative expenses (aa)	70,583	74,029
Depreciation	11,388	9,710
Amortization	2,477	519
Other operating expenses	242	6,353
Total costs and expenses	436,435	412,562
Income from operations	79,363	49,472
Interest expense	(975)	(1,124)
Other (expense)/income--net (bb)	(9,466)	2,439
Income before income taxes	68,922	50,787
Income taxes	(13,031)	(6,120)
Net income	$55,891	$44,667
Earnings Per Share
Net income	$3.50	$2.80
Average number of shares outstanding	15,991	15,954
Diluted Earnings Per Share
Net income	$3.38	$2.70
Average number of shares outstanding	16,516	16,525

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended March 31,
	2020	2019
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$78,334	$70,203
Market value adjustments related to deferred
compensation trusts	(9,572)	2,338
Long-term incentive compensation	1,821	1,488
Total SG&A expenses	$70,583	$74,029

(bb) Other (expense)/income--net comprises (in thousands):
	Three Months Ended March 31,
	2020	2019
Market value adjustments related to deferred
compensation trusts	$(9,572)	$2,338
Interest income	106	101
Total other (expense)/income--net	$(9,466)	$2,439

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	March 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$28,951	$8,768
Accounts receivable less allowances	134,695	119,575
Inventories	7,313	6,315
Prepaid income taxes	5,917	5,349
Prepaid expenses	21,939	19,148
Total current assets	198,815	159,155
Investments of deferred compensation plans held in trust	72,296	70,632
Properties and equipment, at cost less accumulated depreciation	183,729	164,629
Lease right of use asset	112,302	87,811
Identifiable intangible assets less accumulated amortization	124,219	67,868
Goodwill	577,236	510,598
Other assets	8,962	9,138
Total Assets	$1,277,559	$1,069,831
Liabilities
Current liabilities
Accounts payable	$37,838	$39,737
Income taxes	6,133	3,922
Accrued insurance	56,480	48,477
Accrued compensation	63,622	52,526
Accrued legal	7,114	8,163
Short-term lease liability	36,252	30,699
Other current liabilities	39,298	33,576
Total current liabilities	246,737	217,100
Deferred income taxes	20,681	18,108
Long-term debt	160,000	100,000
Deferred compensation liabilities	70,363	70,934
Long-term lease liability	88,278	67,960
Other liabilities	7,899	7,719
Total Liabilities	593,958	481,821
Stockholders' Equity
Capital stock	35,912	35,521
Paid-in capital	878,550	803,701
Retained earnings	1,476,151	1,265,485
Treasury stock, at cost	(1,709,390)	(1,519,077)
Deferred compensation payable in Company stock	2,378	2,380
Total Stockholders' Equity	683,601	588,010
Total Liabilities and Stockholders' Equity	$1,277,559	$1,069,831

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	For the Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities
Net income	$55,891	$44,667
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	13,865	10,229
Stock option expense	5,045	4,089
Provision/(benefit) for deferred income taxes	2,290	(3,489)
Noncash long-term incentive compensation	1,598	1,119
Provision for bad debts	594	-
Amortization of debt issuance costs	76	76
Litigation settlement	-	6,000
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	6,269	(81)
Decrease/(increase) in inventories	149	(610)
Decrease in prepaid expenses	1,211	6
(Decrease)/increase in accounts payable and
other current liabilities	(7,037)	348
Change in current income taxes	10,159	9,219
Net change in lease assets and liabilities	(153)	(328)
Decrease/(increase) in other assets	5,048	(5,006)
(Decrease)/increase in other liabilities	(6,067)	6,459
Other sources	388	887
Net cash provided by operating activities	89,326	73,585
Cash Flows from Investing Activities
Capital expenditures	(19,897)	(13,866)
Business combinations	(1,452)	-
Other uses	(144)	(68)
Net cash used by investing activities	(21,493)	(13,934)
Cash Flows from Financing Activities
Proceeds from revolving line of credit	174,100	125,100
Payments on revolving line of credit	(104,100)	(114,300)
Purchases of treasury stock	(100,235)	(49,250)
Change in cash overdrafts payable	(9,849)	(13,303)
Proceeds from exercise of stock options	9,241	11,827
Capital stock surrendered to pay taxes on stock-based compensation	(7,951)	(11,170)
Dividends paid	(5,130)	(4,799)
Other (uses)/sources	(1,116)	181
Net cash used by financing activities	(45,040)	(55,714)
Increase in Cash and Cash Equivalents	22,793	3,937
Cash and cash equivalents at beginning of year	6,158	4,831
Cash and cash equivalents at end of year	$28,951	$8,768

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2020 (a)
Service revenues and sales	$337,916	$177,882	$-	$515,798
Cost of services provided and goods sold	259,429	92,316	-	351,745
Selling, general and administrative expenses	22,269	46,282	2,032	70,583
Depreciation	5,474	5,878	36	11,388
Amortization	18	2,459	-	2,477
Other operating expense	114	128	-	242
Total costs and expenses	287,304	147,063	2,068	436,435
Income/(loss) from operations	50,612	30,819	(2,068)	79,363
Interest expense	(45)	(102)	(828)	(975)
Intercompany interest income/(expense)	4,386	1,349	(5,735)	-
Other (expense)/income—net	65	40	(9,571)	(9,466)
Income/(loss) before income taxes	55,018	32,106	(18,202)	68,922
Income taxes	(13,739)	(7,784)	8,492	(13,031)
Net income/(loss)	$41,279	$24,322	$(9,710)	$55,891

2019 (b)
Service revenues and sales	$306,781	$155,253	$-	$462,034
Cost of services provided and goods sold	239,743	82,208	-	321,951
Selling, general and administrative expenses	21,536	39,601	12,892	74,029
Depreciation	4,708	4,963	39	9,710
Amortization	18	501	-	519
Other operating expense	6,354	(1)	-	6,353
Total costs and expenses	272,359	127,272	12,931	412,562
Income/(loss) from operations	34,422	27,981	(12,931)	49,472
Interest expense	(47)	(95)	(982)	(1,124)
Intercompany interest income/(expense)	4,394	2,195	(6,589)	-
Other income—net	88	14	2,337	2,439
Income/(loss) before income taxes	38,857	30,095	(18,165)	50,787
Income taxes (b)	(9,569)	(7,109)	10,558	(6,120)
Net income/(loss)	$29,288	$22,986	$(7,607)	$44,667

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2020
Net income/(loss)	$41,279	$24,322	$(9,710)	$55,891
Add/(deduct):
Interest expense	45	102	828	975
Income taxes	13,739	7,784	(8,492)	13,031
Depreciation	5,474	5,878	36	11,388
Amortization	18	2,459	-	2,477
EBITDA	60,555	40,545	(17,338)	83,762
Add/(deduct):
Intercompany interest expense/(income)	(4,386)	(1,349)	5,735	-
Interest income	(68)	(40)	-	(108)
Stock option expense	-	-	5,045	5,045
Direct costs related to COVID-19	973	861	-	1,834
Long-term incentive compensation	-	-	1,821	1,821
Medicare cap sequestration adjustment	675	-	-	675
Adjusted EBITDA	$57,749	$40,017	$(4,737)	$93,029

2019
Net income/(loss)	$29,288	$22,986	$(7,607)	$44,667
Add/(deduct):
Interest expense	47	95	982	1,124
Income taxes	9,569	7,109	(10,558)	6,120
Depreciation	4,708	4,963	39	9,710
Amortization	18	501	-	519
EBITDA	43,630	35,654	(17,144)	62,140
Add/(deduct):
Intercompany interest expense/(income)	(4,394)	(2,195)	6,589	-
Interest income	(88)	(14)	-	(102)
Litigation settlement	6,000	-	-	6,000
Non cash ASC 842 expenses/(benefit)	656	55	(163)	548
Medicare cap sequestration adjustment	515	-	-	515
Acquisition expense	-	-	120	120
Stock option expense	-	-	4,089	4,089
Long-term incentive compensation	-	-	1,488	1,488
Adjusted EBITDA	$46,319	$33,500	$(5,021)	$74,798

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2020	2019
Net income as reported	$55,891	$44,667
Add/(deduct) pre-tax cost of:
Stock option expense	5,045	4,089
Amortization of reacquired franchise agreements	2,352	441
Direct costs related to COVID-19	1,834	-
Long-term incentive compensation	1,821	1,488
Medicare cap sequestration adjustments	675	515
Litigation settlement	-	6,000
Acquisition expense	-	120
Non cash ASC 842 expenses	-	548
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(2,350)	(2,961)
Excess tax benefits on stock compensation	(4,553)	(6,732)
Adjusted net income	$60,715	$48,175

Diluted Earnings Per Share As Reported
Net income	$3.38	$2.70
Average number of shares outstanding	16,516	16,525

Adjusted Diluted Earnings Per Share
Adjusted net income	$3.68	$2.92
Average number of shares outstanding	16,516	16,525

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT (unaudited)
	Three Months Ended March 31,
OPERATING STATISTICS	2020	2019
Net revenue ($000) (c)
Homecare	$271,762	$258,847
Inpatient	32,482	22,570
Continuous care	40,555	32,244
Other	3,147	2,010
Subtotal	$347,946	$315,671
Room and board, net	(3,381)	(2,542)
Contractual allowances	(4,149)	(2,948)
Medicare cap allowance	(2,500)	(3,400)
Net Revenue	$337,916	$306,781
Net revenue as a percent of total before Medicare cap allowance
Homecare	78.1%	82.0%
Inpatient	9.3	7.1
Continuous care	11.7	10.2
Other	0.9	0.7
Subtotal	100.0	100.0
Room and board, net	(1.0)	(0.9)
Contractual allowances	(1.2)	(1.0)
Medicare cap allowance	(0.7)	(0.9)
Net Revenue	97.1%	97.2%
Days of care
Homecare	1,364,746	1,281,899
Nursing home	303,374	289,769
Respite	6,692	6,301
Subtotal routine homecare and respite	1,674,812	1,577,969
Inpatient	32,348	29,150
Continuous care	41,373	43,923
Total	1,748,533	1,651,042
Number of days in relevant time period	91	90
Average daily census ("ADC") (days)
Homecare	14,997	14,243
Nursing home	3,334	3,220
Respite	74	70
Subtotal routine homecare and respite	18,405	17,533
Inpatient	355	324
Continuous care	455	488
Total	19,215	18,345
Total Admissions	18,603	17,758
Total Discharges	18,196	17,339
Average length of stay (days)	90.7	91.3
Median length of stay (days)	14.0	15.0
ADC by major diagnosis
Cerebro	35.9%	35.6%
Neurological	21.4	19.9
Cancer	12.7	13.1
Cardio	15.9	16.9
Respiratory	8.3	8.2
Other	5.8	6.3
Total	100.0%	100.0%
Admissions by major diagnosis
Cerebro	21.1%	20.7%
Neurological	12.5	12.8
Cancer	28.3	28.0
Cardio	15.1	16.3
Respiratory	12.2	12.0
Other	10.8	10.2
Total	100.0%	100.0%
Estimated uncollectible accounts as a percent of revenues	1.2%	1.0%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	33.9	34.9
Days of revenue outstanding- including unapplied Medicare payments	26.1	23.3
The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019
(unaudited)

(a)	Included in the results of operations for 2020 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2020
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(5,045)	$(5,045)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Direct costs related to COVID-19	(973)	(861)	-	(1,834)
	Long-term incentive compensation	-	-	(1,821)	(1,821)
	Medicare cap sequestration adjustment	(675)	-	-	(675)
	Pretax impact on earnings	(1,648)	(3,213)	(6,866)	(11,727)
	Excess tax benefits on stock compensation	-	-	4,553	4,553
	Income tax benefit on the above	419	851	1,080	2,350
	After-tax impact on earnings	$(1,229)	$(2,362)	$(1,233)	$(4,824)

(b)	Included in the results of operations for 2019 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2019
		VITAS	Roto-Rooter	Corporate	Consolidated

	Litigation settlement	$(6,000)	$-	$-	$(6,000)
	Stock option expense	-	-	(4,089)	(4,089)
	Long-term incentive compensation	-	-	(1,488)	(1,488)
	Non cash ASC 842 (expenses)/benefit	(656)	(55)	163	(548)
	Medicare cap sequestration adjustment	(515)	-	-	(515)
	Amortization of reacquired franchise agreements	-	(441)	-	(441)
	Acquisition expense	-	-	(120)	(120)
	Pretax impact on earnings	(7,171)	(496)	(5,534)	(13,201)
	Excess tax benefits on stock compensation	-	-	6,732	6,732
	Income tax benefit on the above	1,819	132	1,010	2,961
	After-tax impact on earnings	$(5,352)	$(364)	$2,208	$(3,508)

(c)

VITAS has 11 large (greater than 450 ADC), 22 medium (greater than 200 but less than 450 ADC) and 15 small (less than 200 ADC) hospice programs.  Of Vitas' 30 Medicare provider numbers, for the first six months of the current cap year, 23 provider numbers have a Medicare cap cushion of 10% or greater, two provider numbers have a cap cushion between 5% and 10%, two provider numbers have a cap cushion between 0% and 5%, and three provider numbers have a Medicare cap liability.